UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Firstfield Road, Suite 200 Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On June 22, 2017 (the “Engagement Date”), Altimmune, Inc. (the “Company”) engaged Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to serve as the principal accountant to audit the Company’s financial statements.

As previously disclosed, E&Y served as the principal accountant of PharmAthene, Inc. until the completion of the business combination between PharmAthene, Inc. and Altimmune, Inc. on May 4, 2017 (the “Merger”). After the completion of the Merger, the Company did not immediately reengage E&Y to continue to serve as its principal accountant. Prior to May 4 ,2017, among other services, E&Y audited PharmAthene’s financial statements for the fiscal years ended December 31, 2016 and 2015, and provided audit opinions with respect to such audited financial statements. During the period starting on May 4, 2017, the last day of E&Y’s previous engagement as the Company’s auditor, and ending on the Engagement Date, the Company did not consult with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

By:	/s/ William Enright
	Name:	William Enright
	Title:	President and Chief Executive Officer

Dated June 27, 2017